                                                                   EXHIBIT 10.12







                               LAI WORLDWIDE, INC.
                            DIRECTORS' DEFERRAL PLAN

                    AMENDED EFFECTIVE AS OF DECEMBER 31, 1998

                               LAI WORLDWIDE, INC.

                            DIRECTORS' DEFERRAL PLAN

                    AMENDED EFFECTIVE AS OF DECEMBER 31, 1998



                                    ARTICLE 1

                            ESTABLISHMENT AND PURPOSE

         1.1 ESTABLISHMENT. LAI Worldwide, Inc. (the "Company") hereby enters into this Agreement and establishes a deferred compensation plan for Directors of the Company, which plan shall be known as the LAI Worldwide, Inc. Directors' Deferral Plan (the "Plan").

         1.2 PURPOSE. The purpose of the Plan is to provide Directors with the ability to defer some or all of their directors' fees. It is intended that the Plan will assist in attracting and retaining qualified individuals to serve as Directors.


                                    ARTICLE 2

                               DEFINITION OF TERMS

         The following words and terms as used herein shall have that meaning set forth therefor in this Article 2 unless a different meaning is clearly required by the context. Whenever appropriate, words used in the singular shall be deemed to include the plural and vice versa, and the masculine gender shall be deemed to include the feminine gender.

         2.1 "BENEFICIARY" shall mean the person or persons designated or deemed to be designated by the Participant pursuant to Article 8 to receive benefits payable under the Plan in the event of the Participant's death.

         2.2 "BOARD" or "BOARD OF DIRECTORS" shall mean the Board of Directors of the Company.

         2.3 "CODE" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute. Reference to a specific section of the Code shall include a reference to any successor provision.

         2.4 "COMMITTEE" is defined in Section 9.1.

         2.5 "COMMON STOCK" shall mean the common stock of the Company.

         2.6 "COMPANY" shall mean LAI Worldwide, Inc. and its successors.

         2.7 "COMPENSATION" shall mean the annual retainers and meeting fees that are payable to a Director for his or her services as a member of the Board or any committee thereof.

         2.8 "DEFERRAL BENEFIT" shall mean the benefit payable to a Participant or his or her Beneficiary pursuant to Article 7.

         2.9 "DEFERRED ACCOUNT" shall mean the account maintained on the books of the Company for each Participant pursuant to Article 5.

         2.10 "DEFERRED COMPENSATION AGREEMENT" shall mean the agreement filed by a Participant, in the form prescribed by the Committee, pursuant to Section 3.2.

         2.11 "DIRECTOR" shall mean a member of the Board.

         2.12 "FAIR MARKET VALUE" of the shares of Common Stock shall mean the closing price on the date in question (or, if no shares are traded on such day, on the next preceding day on which shares were traded), of the Common Stock on the principal securities exchange in the United States on which such stock is listed, or if such stock is not listed on a securities exchange in the United States, the closing price in the over-the-counter market as reported by the National Association of Security Dealers Automated Quotation System (NASDAQ), or NASDAQ's successor, or if not reported on NASDAQ, the fair market value of such stock as determined by the Board in good faith and based on all relevant factors.

         2.13 "PARTICIPANT" shall mean any Director who meets the eligibility requirements of Section 3.1, and who elects to participate by filing a Deferred Compensation Agreement as provided in Section 3.2.

         2.14 "PLAN" shall mean the LAI Worldwide, Inc. Directors' Deferral Plan, as set forth herein and as amended from time to time.

         2.15 "PLAN YEAR" shall mean the 12-month period ending on each December 31.

         2.16 "RATE OF RETURN" shall mean the interest rate payable on one-year United States Treasury Bills issued on the specified date or, if not then issued, on the next date of issue, or such other rate as may from time to time be established by the Committee; provided, however, that in no event shall the Rate of Return be more than five percentage points higher than the rate payable on such Bills on such date.

         2.17 "UNIT" shall mean an accounting unit equal in value to one share of Common Stock. The number of Units included in any Deferred Account shall be adjusted as appropriate to reflect any stock dividend, stock split, recapitalization, merger or other similar event affecting the Common Stock.


                                       2.

                                    ARTICLE 3

                          ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. Eligibility to participate in the Plan is limited to those Directors who are not employees of the Company or any of its subsidiaries.

         3.2 PARTICIPATION. Participation in the Plan shall be limited to eligible Directors who elect to participate in the Plan by filing a Deferred Compensation Agreement with the Committee. A properly completed and executed Deferred Compensation Agreement must be filed on or prior to the December 31 immediately preceding the Plan Year for which Compensation is to be deferred, and the election to participate shall be effective on the first day of the Plan Year following receipt by the Company of the Deferred Compensation Agreement. In the event that a Director first becomes eligible to participate during the course of a Plan Year, such Deferred Compensation Agreement must be filed no later than 30 days following election or appointment to the Board and such Deferred Compensation Agreement shall be effective only with regard to Compensation earned or payable following the filing of the Deferred Compensation Agreement with the Committee.

         3.3 TERMINATION OF PARTICIPATION. A Participant may elect to terminate participation in the Plan by filing a written notice thereof with the Committee, which termination shall be effective at any time specified by the Participant in the notice, but not earlier that the first day of the Plan Year immediately succeeding the Plan Year in which such notice is filed with the Committee. Amounts credited to such Participant's Deferred Account with respect to periods prior to the effective date of such termination shall continue to be payable pursuant to, and otherwise governed by, the terms of the Plan.


                                    ARTICLE 4

                            DEFERRAL OF COMPENSATION

         4.1 DEFERRAL. A Participant may elect to defer all, or a specified percentage, of his or her Compensation for the applicable Plan Year, and a Participant may elect to have his or her deferred Compensation credited to such Participant's Deferred Account either in dollar amounts or Units. A Participant may not change the percentage of his or her Compensation to be deferred, or the form in which Compensation is to be credited, after the beginning of the Plan Year in question.

         4.2 CREDITING OF DEFERRED COMPENSATION. Deferred Compensation that a Participant elects to have credited in dollar amounts shall be credited to the Participant's Deferred Account as it becomes payable to the Director. Deferred Compensation payable to a Director during a Plan Year that a Participant elects to have credited in Units, plus an additional amount of Units equal in value to 25% of such deferred Compensation for such Plan Year, shall be credited to the Participant's Deferred Account annually as of the end of such Plan Year on the basis of the average of the Fair Market Values of the Common Stock on the last trading day in each calendar month during such Plan Year.

                                       3.

                                    ARTICLE 5

                                DEFERRED ACCOUNTS

         5.1 DETERMINATION OF ACCOUNT. On any particular date, a Participant's Deferred Account shall consist of the aggregate amount of dollars and Units credited thereto pursuant to Section 4.2, plus any interest credited pursuant to
Section 5.2, plus any dividend equivalents credited pursuant to Section 5.3, minus the aggregate amount of distributions, if any, made from such Deferred Account.

         5.2 CREDITING OF INTEREST. As of the last day of each Plan Year, each Deferred Account to which Compensation has been credited in dollar amounts shall be increased by the amount of interest earned during the Plan Year. Interest shall be credited at the Rate of Return as of the last day of the Plan Year based on the average daily balance of the Participant's Deferred Account since the beginning of the Plan Year, but after the Deferred Account has been adjusted for any contributions or distributions to be credited or deducted for such period. Until a Participant or his or her Beneficiary receives the Participant's entire Deferred Account, the unpaid balance thereof credited in dollar amounts shall bear interest as provided in this Section 5.2.

         5.3 CREDITING OF DIVIDEND EQUIVALENTS. Each Deferred Account to which Compensation has been credited in Units shall be credited annually as of the end of each Plan Year with additional Units equal in value to the amount of cash dividends paid by the Company during such Plan Year on shares of Common Stock equivalent to the average daily balance of Units in such Deferred Account during such Plan Year. The Units credited for such dividend equivalents shall be valued on the basis of the average Fair Market Value computed in the same manner as provided in Section 4.2. Until a Participant or his or her Beneficiary receives the Participant's entire Deferred Account, the unpaid balance thereof credited in Units shall earn dividend equivalents as provided in this Section 5.3.

         5.4 STATEMENT OF BENEFITS. The Committee shall provide to each Participant, within 120 days after the close of each Plan Year, a statement setting forth the balance of such Participant's Deferred Account as of the last day of the preceding Plan Year and showing all adjustments made thereto with respect to such Plan Year.


                                    ARTICLE 6

                                     VESTING

         A Participant shall be 100% vested in his or her Deferred Account at all times.


                                       4.

                                    ARTICLE 7

                               PAYMENT OF BENEFITS

         7.1 TERMINATION OF SERVICE AS A DIRECTOR OR DEATH. A Participant may elect in his or her Deferred Compensation Agreement to receive payment of the Deferral Benefit in an amount equal to the balance of his or her Deferred Account, less any amounts previously distributed, upon either:


                    (a) the Participant's termination of service as a Director of the Company for any reason, or

                    (b)  the Participant's death.

         7.2 FORM OF PAYMENT. Amounts credited to the Deferred Account of a Participant in dollars and amounts credited in Units shall be paid in cash. The amount of payment for the Units shall be valued based on the Fair Market Value of the Common Stock on the last business day of the calendar month immediately prior to the date of distribution. The Deferral Benefit shall be paid in one of the following forms, as elected by the Participant in his or her Deferred Compensation Agreement:

                  (a) equal annual installments over a period of five years (together, in the case of deferred Compensation credited in dollar amounts, with interest on the unpaid balance credited after the payment commencement date pursuant to Section 5.2 and, in the case of deferred Compensation credited in Units, with dividend equivalents on the unpaid balance credited after the payment commencement date pursuant to
         Section 5.3);

                    (b)  a lump sum; or

                    (c)  a combination of (a) and (b) above.

The Participant shall designate the percentage payable under each option.

         7.3 TIME OF PAYMENT. Commencement of payments under Section 7.1 shall begin within 60 days following receipt of notice by the Committee of an event that entitles a Participant (or a Beneficiary) to payments under the Plan, or at such earlier date as may be determined by the Committee.

         7.4 PAYMENTS TO MINORS AND INCOMPETENTS. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Committee, benefits will be paid to such person as the Committee may designate for the benefit of such Participant or Beneficiary. Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.


                                       5.

         7.5 DISTRIBUTION OF BENEFIT WHEN DISTRIBUTEE CANNOT BE LOCATED. The Committee shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or a Participant's Beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Company's or the Committee's records. If the Committee is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Company shall continue to hold the benefit due such person, subject to any applicable statute of escheats.


                                    ARTICLE 8

                             BENEFICIARY DESIGNATION

         8.1 BENEFICIARY DESIGNATION. Each Participant shall have the right, at any time, to designate any person or persons as his or her Beneficiary to whom payment under the Plan shall be made in the event of the Participant's death prior to complete distribution to the Participant of his or her Deferral Benefit. Any Beneficiary designation shall be made in written instrument filed with the Committee and shall be effective only when received in writing by the Committee.

         8.2 AMENDMENTS. Any Beneficiary designation may be changed by a Participant by the filing of a new Beneficiary designation, which will cancel all Beneficiary designations previously filed.

         8.3 NO DESIGNATION. If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant, then the Participant's designated Beneficiary shall be deemed to be the Participant's estate.

         8.4 EFFECT OF PAYMENT. Payment to a Participant's Beneficiary (or, upon the death of a Beneficiary, to his or her estate) shall completely discharge the Company's obligations under the Plan.


                                    ARTICLE 9

                                 ADMINISTRATION

         9.1 COMMITTEE. The Administrative Committee for the Plan (the "Committee") shall consist of the Chairman of the Board (provided he or she is not a non-employee Director) and two Company officers or Directors who are not non-employee Directors who shall be appointed by the Chairman of the Board.

         9.2 DUTIES AND RESPONSIBILITIES. The Committee shall have the following duties and responsibilities:

                  (a) The Committee shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Plan and the Code, the distribution thereof to

                                       6.

         Participants and their Beneficiaries, and the filing thereof with the appropriate governmental officials and agencies.

                  (b) The Committee shall maintain and retain necessary records regarding its administration of the Plan and matters upon which disclosure is required under the Plan and the Code.

                  (c) The Committee shall make any elections for the Plan required to be made by it under the Plan and the Code.

                  (d) The Committee is empowered to settle claims against the Plan and to make such equitable adjustments in a Participant's or Beneficiary's rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.

                  (e) The Committee may construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan, and such action shall be conclusive.

         9.3 POWER AND AUTHORITY. The Committee is hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities imposed hereunder in connection with the administration of the Plan. For such purpose, the Committee shall have the power to adopt rules and regulations consistent with the terms of the Plan.

         9.4 DELEGATION OF AUTHORITY. The Committee may appoint an individual, who may be an employee of the Company, to be the Committee's agent with respect to the day-to-day administration of the Plan. In addition, the Committee may, from time to time, employ other agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

         9.5 BINDING EFFECT OF DECISIONS. Any decision or action of the Committee with respect to any questions arising out of or in connection with the administration, interpretation and application of the Plan shall be final and binding upon all persons having any interest in the Plan.

         9.6 INDEMNIFICATION. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the person shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the

                                       7.

Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.


                                   ARTICLE 10

                      AMENDMENT OR TERMINATION OF THE PLAN

         The Board may at any time amend, suspend, terminate or reinstate any or all of the provisions of the Plan, provided that no such amendment, suspension or termination may adversely affect any Participant's Deferred Account as it existed as of the effective date of such amendment, suspension or termination without such Participant's consent.


                                   ARTICLE XI

                                  MISCELLANEOUS

         11.1 FUNDING. Neither Participants, nor their Beneficiaries, nor their heirs, successors or assigns, shall have any secured interest or claim in any property or assets of the Company. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future. It is the intention of the Company that the Plan be unfunded for tax purposes and for purposes of Title I of ERISA. The Company may create a Rabbi Trust or similar trust to hold funds to be used in payment of its obligation under the Plan; provided, however, that any funds contained therein shall remain liable for the claims of the Company's general creditors.

         11.2 NONTRANSFERABILITY.

                  (a) No right or interest under the Plan of a Participant or his or her Beneficiary (or any person claiming through or under any of them), shall be (i) assignable or transferable in any manner, (ii) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal powers or (iii) in any manner liable for or subject to the debts or liabilities of the Participant or Beneficiary. If any Participant or Beneficiary (other than the surviving spouse of any deceased Participant) shall attempt to or shall transfer, assign, alienate, anticipate, sell, pledge or otherwise encumber his or her benefits hereunder or any part thereof, or if by reason of his or her bankruptcy or other event happening at any time such benefits would devolve upon anyone else or would not be enjoyed by him or her, then the Committee, in its discretion, may terminate his or her interest in any such benefit to the extent the Committee considers necessary or advisable to prevent or limit the effects of such occurrence. Termination shall be effected by filing a written "termination declaration" with the Secretary of the Company and making reasonable efforts to deliver a copy to the Participant or Beneficiary whose interest is adversely affected (the "Terminated Participant").


                                       8.

                  (b) As long as the Terminated Participant is alive, any benefits affected by the termination shall be retained by the Company and, in the Committee's sole and absolute judgment, may be paid to or expended for the benefit of the Terminated Participant, his or her spouse, his or her children or any other person or persons in fact dependent upon him or her in such a manner as the Committee shall deem proper. Upon the death of the Terminated Participant, all benefits withheld from him or her and not paid to others in accordance with the preceding sentence shall be disposed of according to the provisions of the Plan that would apply if he or she died prior to the time that all benefits to which he or she was entitled were paid to him or her.

         11.3 HEADINGS FOR CONVENIENCE. The headings contained herein are for convenience only and shall not control or affect the meaning or construction hereof.

         11.4 GOVERNING LAW. The provisions of the Plan shall be administered, construed, interpreted and enforced in accordance with the laws of the State of Florida, except to the extent such laws have been expressly preempted by federal law.

         11.5 COMPANY SUCCESSORS. The provision of the Plan shall bind and inure to the benefit of the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise, acquire all or substantially all of the business and assets of the Company and successors of any such corporation or other business entity.

         11.6 GENDER; SINGULAR AND PLURAL REFERENCES. Throughout this Plan, and wherever appropriate, the masculine gender shall be deemed to include the feminine and neuter; the singular, the plural; and visa versa.

         11.7 NO IMPLIED RIGHTS TO DIRECTORS. Nothing contained herein shall be construed to confer upon any Director the right to be retained as a Director of the Company or in any other capacity.

         11.8 WITHHOLDING. Payments under the Plan shall be made net of an amount sufficient to satisfy any federal, state or local withholding tax liability.

         11.9 CONDITIONS PRECEDENT TO EFFECTIVENESS. The Plan shall become effective upon the satisfaction of all the following conditions, with the effective date of the Plan being the date that the last such condition is satisfied:

         (a) the adoption of the Plan by the Board of Directors; and

         (b) the closing of the initial public offering of the Common Stock.


                                       9.